Exhibit 99.1

Independence Realty Trust Announces Second Quarter 2018 Financial Results and Reiterates Its Full Year Guidance Targets

Company Commences Capital Recycling Initiative

PHILADELPHIA – (BUSINESS WIRE) – August 2, 2018 — Independence Realty Trust, Inc. (“IRT”) (NYSE: IRT), a multifamily apartment REIT, today announced its second quarter 2018 financial results.

Second Quarter Highlights

•

Completed the roll out of the value add program at all five Phase 1 communities and started the rollout for Phase 2 communities. During Q2, we completed renovations in 464 units, achieving a weighted average return on investment of 20.7%. (See “Value Add Update and Same Store NOI Guidance Impact” section below for additional information.)

•

Net income allocable to common shares of $3.5 million for the quarter ended June 30, 2018 as compared to $18.7 million for the quarter ended June 30, 2017.  Earnings per diluted share of $0.04 for the quarter ended June 30, 2018 as compared to $0.27 for the quarter ended June 30, 2017.

•

Core Funds from Operations (“CFFO”) of $16.4 million for the quarter ended June 30, 2018 as compared to $13.4 million for the quarter ended June 30, 2017. CFFO per share was $0.19 for the second quarter.

•	Adjusted EBITDA of $23.7 million for the quarter ended June 30, 2018 as compared to $19.5 million for the quarter ended June 30, 2017.

•	Reconfirming full year guidance targets for 2018, including same store property Net Operating Income (“NOI”) growth of 3.0% to 4.0%.

•	Commenced a capital recycling initiative with planned sales of five communities and announced the acquisition of two communities in Tampa, FL and Columbus, OH for a total of $64.2 million.

Included later in this press release are definitions of CFFO, Adjusted EBITDA and other Non-GAAP financial measures and reconciliations of such measures to their most comparable financial measures as calculated and presented under GAAP.

Management Commentary:

“We are extremely pleased with the initial results of our value add program, which is on track to achieve our targeted returns and the incremental $9.0 million of annual NOI,” said Scott Schaeffer, IRT’s Chairman and CEO. “While our second quarter performance was in-line with our expectations, the quarter reflects a short-term drag on occupancy and same store NOI growth compared to historical quarters, due to the additional time needed for unit renovations. We are confident in the progress made to date and believe we are well-positioned to achieve 3% to 4% same store NOI growth for 2018. Management is laser-focused on the long-term benefit of these value add initiatives that increase the quality of the community in the marketplace, accelerate long-term NOI growth, and ultimately optimize the community’s valuation.”

Schaeffer continued, “We have also commenced a capital recycling initiative that will enable us to refresh our portfolio and support our long-term operating and balance sheet objectives. We have identified and commenced the sales process on five communities as we accelerate our efforts to exit markets that lack scale. We intend to reinvest proceeds from these sales into expanding IRT’s portfolio in our targeted markets where we can enhance operating efficiencies. The aggregate value of the contemplated sales is projected to be in a range of $170 and $190 million. IRT will use those proceeds to acquire approximately $160 to $180 million of new properties, inclusive of our $64 million of recently announced acquisitions in Tampa and Columbus. We’re excited about the future at IRT as we execute on our capital recycling and value add initiatives, including the untapped inventory of properties where future value add opportunities may exist. Together these initiatives will grow our earnings and enable us to fully cover our dividend later this year.”

Same Store Property Operating Results

	Second Quarter 2018 Compared to Second Quarter 2017(1)	Six Months Ended 6/30/18 Compared to Six Months Ended 6/30/17(1)
Rental income	1.3% increase	1.7% increase
Total revenues	1.8% increase	2.1% increase
Property level operating expenses	1.9% increase	1.9% increase
Net operating income (“NOI”)	1.7% increase	2.3% increase
Portfolio average occupancy	30 bps decrease to 94.8%	10 bps increase to 94.6%
Portfolio average rental rate	1.9% increase to $1,025	1.8% increase to $1,022
NOI Margin	10 bps decrease to 59.9%	10 bps increase to 59.8%

(1)	Same store portfolio for the three and six months ended June 30, 2018 includes 37 properties, which represent 10,329 units.

Same Store Property Operating Results, Excluding Value Add

The same store portfolio results below exclude four communities that are part of our Value Add program for the three and six months ended June 30, 2018. These four properties started Value Add initiatives in early 2018 and have experienced short-term disruption in occupancy and NOI growth.

	Second Quarter 2018 Compared to Second Quarter 2017, Excluding Value Add (1)	Six Months Ended 6/30/18 Compared to Six Months Ended 6/30/17, Excluding Value Add (1)
Rental income	1.7% increase	1.9% increase
Total revenues	2.3% increase	2.4% increase
Property level operating expenses	2.1% increase	2.8% increase
Net operating income (“NOI”)	2.3% increase	2.1% increase
Portfolio average occupancy	30 bps increase to 95.7%	60 bps increase to 95.3%
Portfolio average rental rate	1.4% increase to $1,026	1.4% increase to $1,022
NOI Margin	No change – 59.6%	20 bps decrease to 59.5%

(1)	Same store portfolio, excluding value add includes 33 properties, which represent 8,819 units for the three and six months ended June 30, 2018.

Capital Recycling Initiative

During the second quarter, IRT commenced a capital recycling initiative aimed to dispose of assets in markets that lack scale, in order to invest in attractive non-gateway markets where scale has been, or can be, achieved. The following five properties have been identified as held for sale in conjunction with this capital recycling initiative:

Property	Market	Units
Reserve at Eagle Ridge	Chicago, IL	370
Carrington Park	Little Rock, AR	202
Arbors at the Reservoir	Jackson, MS	170
Stonebridge at the Ranch	Little Rock, AR	260
The Aventine Greenville	Greenville, SC	346

As part of this capital recycling initiative, we identified two acquisitions in our target markets and completed those acquisitions in July 2018.

•	On July 11, 2018, IRT acquired a 348-unit community in Tampa, FL for $43.0 million. As of July 6, 2018, the community was 94.5% occupied with average rent per unit of $970.

•	On July 26, 2018, IRT acquired a 232-unit community in Columbus, OH for $21.2 million. As of July 25, 2018, the community was 97.0% occupied with average rent per unit of $850.

IRT closed these acquisitions using proceeds from its line of credit in advance of completing sales associated with our capital recycling initiative.

At-the-Market Offering

During the second quarter, IRT issued 61,656 shares of common stock under our at-the-market sales program at a weighted average per share price of $10.29, yielding net proceeds of approximately $0.6 million.

Capital Expenditures

For the three months ended June 30, 2018, recurring capital expenditures for the total portfolio were $2.0 million, or $133 per unit. For the six months ended June 30, 2018, recurring capital expenditures for the total portfolio were $3.1 million, or $213 per unit.

2018 EPS and CFFO Guidance

Following IRT’s performance for the first six months of 2018, the expected impact of the value add program, and the introduction of the capital recycling initiative, the Company is reiterating its 2018 full year CFFO and same store NOI guidance. EPS per diluted share is projected to be in a range of $0.48 to $0.75. CFFO per diluted share, a non-GAAP financial measure, is projected to be in the range of $0.74 to $0.79. A reconciliation of IRT's projected net income allocable to common shares to its projected CFFO per share, is included below. Also included below are the primary assumptions underlying these estimates. See the statements and definitions at the end of this release for further information regarding how IRT calculates CFFO and for management’s definition and rationale for the usefulness of CFFO.

2018 Full Year EPS and CFFO Guidance (1)	Low	High
Net income allocable to common shares	$0.48	$0.75
Earnings per share	$0.48	$0.75

2018 EPS and CFFO Guidance
Net income allocable to common shares	$0.48	$0.75
Adjustments:
Depreciation and amortization	0.48	0.48
Gains (2)	(0.27)	(0.49)
Share base compensation	0.03	0.03
Amortization of deferred financing fees	0.02	0.02
CORE FFO per share allocated to common shareholders	$0.74	$0.79

(1)

This guidance, including the underlying assumptions, constitutes forward-looking information. Actual full year 2018 EPS and CFFO could vary significantly from the projections presented. See “Forward-Looking Statements” below. Our guidance is based on the following key assumptions for our 2018 performance.

(2)	Assumes all held for sale properties are sold during 2018.

Same Store Communities	2018 Outlook
Number of properties/units	37 properties /10,329 units
Property revenue growth	3.0% to 4.0%
Controllable property operating expense growth	1.6% to 2.0%
Real estate tax and insurance expense increase	4.6% to 5.6%
Total real estate operating expense growth	2.5% to 3.5%
Property NOI growth	3.0% to 4.0%

Corporate Expenses
General and administrative expenses (excluding stock based compensation)	$8.0 to $9.0 million

Transaction/Investment Volume
Acquisition volume	$160 to $180 million
Disposition volume	$170 to $190 million

Capital Expenditures
Recurring	$7.8 to $8.8 million
Value add & non-recurring	$32 to $40 million

Value Add Update and Same Store NOI Guidance Impact

Value add initiatives, comprised of renovations and upgrades at selected communities to drive increased rental rates, remain a core component of the IRT’s growth strategy for 2018 and beyond. We currently have plans to execute on two phases of value add projects covering 4,317 units across 14 communities. Seven of these 14 communities are part of the same store portfolio.  These value add initiatives have an estimated total investment of approximately $50.0 million and are expected to unlock an additional $8.0 to $9.0 million in NOI by the end of 2019.

During the second quarter of 2018, IRT continued its value add program, with redevelopment completed or underway in 3,258 units across ten communities. The value add projects at these communities are expected to be completed throughout 2018 and 2019 and have provided a 20.7% return on investment to date, based on the $186 per unit per month rent premium that has been generated. See the “Value Add Summary” within our Supplemental Information for additional detail. As a result of the value add program, IRT expects the seven value add communities within the same store portfolio to deliver outsized NOI growth in the fourth quarter, supporting the full year same store NOI growth range guidance of 3% to 4%.  Expectations for NOI growth by quarter for the remainder of 2018 are as follows:

	1st Half of 2018 Actual	Q3 2018 Guidance	Q4 2018 Guidance	Full Year 2018 Guidance
Same Store NOI Growth	2.3%	1.5% to 2.0%	5.5% to 6.5%	3.0% to 4.0%

Distributions

On June 13, 2018, IRT’s Board of Directors declared a quarterly cash dividend, for the second quarter of 2018, of $0.18 per share of IRT common stock, payable on July 20, 2018 to stockholders of record on July 6, 2018.

Selected Financial Information

See the schedules at the end of this earnings release for selected financial information for IRT.

Non-GAAP Financial Measures and Definitions

IRT discloses the following non-GAAP financial measures in this earnings release: FFO, CFFO, Adjusted EBITDA and NOI.  Included at the end of this release is a reconciliation of IRT’s reported net income to its FFO and CFFO, a reconciliation of IRT’s same store NOI to its reported net income, a reconciliation of IRT’s Adjusted EBITDA to net income, and management’s respective definitions and rationales for the usefulness of each of these non-GAAP financial measures and other definitions used in this release.

Conference Call

All interested parties can listen to the live conference call webcast at 9:30 AM ET on Thursday, August 2, 2018 from the investor relations section of the IRT website at www.irtliving.com or by dialing 1.844.775.2542, access code 3798819. For those who are not available to listen to the live call, the replay will be available shortly following the live call from the investor relations section of IRT’s website and telephonically until Thursday, August 9, 2018 by dialing 1.855.859.2056, access code 3798819.

Supplemental Information

IRT produces supplemental information that includes details regarding the performance of the portfolio, financial information, non-GAAP financial measures, same store information and other useful information for investors.  The supplemental information is available via the Company's website, www.irtliving.com, through the "Investor Relations" section.

About Independence Realty Trust, Inc.

Independence Realty Trust (NYSE: IRT) is a real estate investment trust that owns and operates 58 multifamily apartment properties, totaling 15,860 units, across non-gateway U.S. markets, including Atlanta, Louisville, Memphis, and Raleigh. IRT’s investment strategy is focused on gaining scale within key amenity rich submarkets that offer good school districts, high-quality retail and major employment centers. IRT aims to provide stockholders attractive risk-adjusted returns through diligent portfolio management, strong operational performance, and a consistent return of capital through distributions and capital appreciation.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “seek,” “outlook,” “assumption,” “projected,” “strategy”, “guidance” or other, similar words. Because such forward-looking statements involve significant risks, uncertainties and contingencies, many of which are not within IRT’s control, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such statements. These forward-looking statements are based upon the current judgements and expectations of IRT’s management.  Risks and uncertainties that might cause IRT’s actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: adverse changes in national, regional and local economic climates; changes in market demand for rental apartment homes and pricing pressures from competitors that could limit our ability to lease units or increase rents; competition that could adversely affect our ability to acquire additional properties; volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital; unexpected changes in the assumptions underlying our 2018 EPS and CFFO guidance; delays in completing, and cost overruns incurred in connection with, the value add initiatives and failure to achieve projected rent increases on account of the initiatives; risks associated with pursuit of strategic acquisitions, including risks associated with the need to raise additional capital to fund the acquisitions and failure of acquisitions to produce expected returns; unexpected costs of REIT qualification compliance; costs and disruptions as the result of a cybersecurity incident or other technology disruption; and share price fluctuations.  Additional risks and uncertainties that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements in this press release are discussed in IRT’s filings with the Securities and Exchange Commission (“SEC”), including those under the heading “Risk Factors” in IRT’s most recently filed Annual Report on Form 10-K.  Dividends are subject to the discretion of IRT’s Board of Directors, and will depend on IRT’s financial condition, results of operations, capital requirements, compliance with applicable laws and agreements and any other factors deemed relevant by IRT’s Board.  IRT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

Independence Realty Trust, Inc. Contact

Edelman Financial Communications & Capital Markets

Ted McHugh and Lauren Tarola

212.277.4322

IRT@edelman.com

Schedule I

Independence Realty Trust, Inc.

Selected Financial Information

(Dollars in thousands, except share and per share amounts)

(unaudited)

	For the Three Months Ended
	June 30, 2018			March 31, 2018		December 31, 2017		September 30, 2017		June 30, 2017
Selected Financial Information:
Operating Statistics:
Net income available to common shares	$3,509			$3,412		$6,293		$1,097		$18,739
Earnings (loss) per share -- diluted	$0.04			$0.04		$0.08		$0.02		$0.27
Total property revenue	$46,734			$45,616		$42,307		$39,864		$39,431
Total property operating expenses	$18,703			$18,418		$16,610		$16,196		$15,918
Net operating income	$28,031			$27,198		$25,697		$23,668		$23,513
NOI margin	60.0%			59.6%		60.7%		59.4%		59.6%
Adjusted EBITDA	$23,722			$23,012		$21,743		$20,220		$19,493
FFO per share	$0.17			$0.17		$0.14		$0.13		$0.12
CORE FFO per share	$0.19			$0.18		$0.18		$0.19		$0.19
Dividends per share	$0.18			$0.18		$0.18		$0.18		$0.18
CORE FFO payout ratio	94.7%			100.0%		100.0%		94.7%		94.7%
Portfolio Data:
Total gross assets	$1,706,465			$1,689,689		$1,551,238		$1,497,546		$1,400,864
Total number of properties	56			56		52		50		46
Total units	15,280			15,280		14,017		13,729		12,812
Period end occupancy	93.8%			93.5%		94.0%		94.8%		94.5%
Total portfolio average occupancy	94.1%			93.7%		94.1%		94.7%		94.9%
Total portfolio average effective monthly rent, per unit	$1,009			$1,004		$1,003		$1,002		$1,008
Same store period end occupancy (a)	94.3%			94.2%		95.1%		95.0%		94.7%
Same store portfolio average occupancy (a)	94.8%			94.5%		94.8%		94.9%		95.1%
Same store portfolio average effective monthly rent, per unit (a)	$1,025			$1,018		$1,015		$1,015		$1,006
Capitalization:
Total debt	$911,772			$903,286		$778,442		$731,625		$764,521
Common share price, period end	$10.31			$9.18		$10.09		$10.17		$9.87
Market equity capitalization	$906,696			$806,671		$885,094		$880,257		$712,413
Total market capitalization	$1,818,468			$1,709,957		$1,663,536		$1,611,882		$1,476,934
Total debt/total gross assets	53.4%			53.5%		50.2%		48.9%		54.6%
Net debt to adjusted EBITDA	9.5	x	(b)	9.7	x	8.8	x	8.9	x	9.7	x
Interest coverage	2.8	x		2.8	x	3.0	x	2.9	x	2.7	x
Common shares and OP Units:
Shares outstanding	87,044,121			86,973,397		84,708,551		83,518,603		69,143,955
OP units outstanding	899,215			899,215		3,011,351		3,035,654		3,035,654
Common shares and OP units outstanding	87,943,336			87,872,612		87,719,902		86,554,257		72,179,609
Weighted average common shares and units	87,543,931			87,466,518		86,646,371		75,009,859		71,703,735

(a)	Same store portfolio consists of 37 properties, which represent 10,329 units.
(b)	Net debt to adjusted EBITDA would be 9.4x if adjusted for the full quarter effect of current value add initiatives.

Schedule II

Independence Realty Trust, Inc.

Reconciliation of Net Income (loss) to

Funds From Operations and

Core Funds From Operations

(Dollars in thousands, except share and per share amounts)

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
Funds From Operations (FFO):
Net Income (loss)	$3,545	$19,521	$7,045	$23,766
Adjustments:
Real estate depreciation and amortization	11,550	7,987	22,751	15,582
Net (gains) losses on sale of assets excluding defeasance costs	-	(18,798)	-	(18,713)
Funds From Operations	$15,095	$8,710	$29,796	$20,635
FFO per share	0.17	0.12	0.34	0.29
Core Funds From Operations (CFFO):
Funds From Operations	15,095	8,710	29,796	20,635
Adjustments:
Stock compensation expense	933	738	1,403	1,126
Amortization of deferred financing costs	325	359	769	878
Acquisition and integration expenses	-	265	-	387
Other depreciation and amortization	33	24	56	36
Other expense (income)	-	12	(52)	12
(Gains) losses on extinguishment of debt	-	572	-	572
Defeasance costs included in net gains (losses) on sale of assets	-	2,748	-	2,748
Core Funds From Operations	$16,386	$13,428	$31,972	$26,394
CFFO per share	0.19	0.19	0.37	0.37
Weighted-average shares and units outstanding	87,543,931	71,703,735	87,506,300	71,680,542

Schedule III

Independence Realty Trust, Inc.

Reconciliation of Same-Store Net Operating Income to Net Income (loss)

(Dollars in thousands)

(unaudited)

	For the Three-Months Ended (a)
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Reconciliation of same-store net operating income to net income (loss)
Same store	$19,465	$19,123	$19,296	$19,042	$19,136
Non same store	8,566	8,075	6,401	4,626	4,377
Property management income	155	139	140	202	130
Property management expenses	(1,592)	(1,683)	(1,696)	(1,328)	(1,444)
General and administrative expenses	(2,872)	(2,734)	(2,398)	(2,322)	(2,706)
Acquisition and integration expenses	—	—	(386)	(569)	(265)
Depreciation and amortization expense	(11,583)	(11,224)	(9,912)	(8,671)	(8,011)
Interest expense	(8,594)	(8,340)	(7,129)	(6,963)	(7,162)
Other income (expense)	—	144	94	12	(12)
Net gains (losses) on sale of assets	—	—	2,952	(92)	16,050
Gains (losses) on extinguishment on debt	—	—	—	—	(572)
Acquisition related debt extinguishment expenses	—	—	(843)	(2,781)	—
Net income (loss)	$3,545	$3,500	$6,519	$1,156	$19,521

(a)	Same store portfolio includes 37 properties, which represent 10,329 units.

Schedule IV

Independence Realty Trust, Inc.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

And Interest Coverage Ratio

(Dollars in thousands)

(unaudited)

	Three Months Ended
ADJUSTED EBITDA:	June 30, 2018		March 31, 2018		December 31, 2017		September 30, 2017		June 30, 2017
Net income (loss)	$3,545		$3,500		$6,519		$1,156		$19,521
Add-Back (Deduct):
Depreciation and amortization	11,583		11,224		9,912		8,671		8,011
Interest expense	8,594		8,340		7,129		6,963		7,162
Other (income) expense	—		(52)		(94)		(12)		12
Acquisition and integration expenses	—		—		386		569		265
Net (gains) losses on sale of assets	—		—		(2,952)		92		(16,050)
(Gains) losses on extinguishment of debt	—		—		—		—		572
Acquisition related debt extinguishment expenses	—		—		843		2,781		—
Adjusted EBITDA	$23,722		$23,012		$21,743		$20,220		$19,493

INTEREST COST:
Interest expense	$8,594		$8,340		$7,129		$6,963		$7,162

INTEREST COVERAGE:	2.8	x	2.8	x	3.0	x	2.9	x	2.7	x

	Three Months Ended June 30,				Six Months Ended June 30,
ADJUSTED EBITDA:	2018		2017		2018		2017
Net income (loss)	$3,545		$19,521		$7,045		$23,766
Add-Back (Deduct):
Depreciation and amortization	11,583		8,011		22,807		15,618
Interest expense	8,594		7,162		16,934		14,610
Other (income) expense	—		—		(52)		17
Acquisition and integration expenses	—		265		—		387
Net (gains) losses on sale of assets	—		(16,050)		—		(15,965)
(Gains) losses on extinguishment of debt	—		572		—		572
Adjusted EBITDA	$23,722		$19,493		$46,734		$39,005

INTEREST COST:
Interest expense	$8,594		$7,162		$16,934		$14,610

INTEREST COVERAGE:	2.8	x	2.7	x	2.8	x	2.7	x

Schedule V

Independence Realty Trust, Inc.

Definitions

Average Effective Monthly Rent per Unit

Average effective rent per unit represents the average of gross rent amounts, divided by the average occupancy (in units) for the period presented.  We believe average effective rent is a helpful measurement in evaluating average pricing.  This metric, when presented, reflects the average effective rent per month.

Average Occupancy

Average occupancy represents the average of the daily physical occupancy for the period presented.

EBITDA and Adjusted EBITDA

EBITDA is defined as net income before interest expense including amortization of deferred financing costs, income tax expense, and depreciation and amortization expenses. Adjusted EBITDA is EBITDA before acquisition and integration expenses and certain other non-operating gains or losses related to items such as asset sales, debt extinguishments, acquisition related debt extinguishment expenses, gains on the TSRE merger, and management internalization expenses.  EBITDA and Adjusted EBITDA are each non-GAAP financial measures.  We consider each of EBITDA and Adjusted EBITDA to be an appropriate supplemental measure of our performance because each eliminates interest, income taxes, depreciation and amortization, acquisition and integration expenses and other non-operating gains and losses, and thereby permits investors to view income from operations without these non-cash or non-operating items. IRT’s calculation of Adjusted EBITDA differs from the methodology used for calculating Adjusted EBITDA by certain other REITs and, accordingly, IRT’s Adjusted EBITDA may not be comparable to Adjusted EBITDA reported by other REITs.

Funds From Operations (“FFO”) and Core Funds From Operations (“CFFO”)

IRT believes that FFO and CFFO, each of which is a non-GAAP financial measure, are additional appropriate measures of the operating performance of a REIT and IRT in particular. IRT computes FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income or loss (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales of real estate and the cumulative effect of changes in accounting principles.

CFFO is a computation made by analysts and investors to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations, including stock compensation expense, depreciation and amortization of other items not included in FFO, amortization of deferred financing costs, acquisition and integration expenses, and other non-cash or non-operating gains or losses related to items such as defeasance costs we incur when we sell a property subject to secured debt, asset sales, debt extinguishments, and acquisition related debt extinguishment expenses from the determination of FFO.

IRT’s calculation of CFFO differs from the methodology used for calculating CFFO by certain other REITs and, accordingly, IRT’s CFFO may not be comparable to CFFO reported by other REITs. IRT’s management utilizes FFO and CFFO as measures of IRT’s operating performance, and believes they are also useful to investors, because they facilitate an understanding of IRT’s operating performance after adjustment for certain non-cash or non-operating items that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and that may not accurately compare IRT’s operating performance between periods. Furthermore, although FFO, CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, IRT believes that FFO and CFFO provide investors with additional useful measures to compare IRT’s financial performance to certain other REITs. Neither FFO nor CFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor CFFO should be considered as an alternative to net income as an indicator of IRT’s operating performance or as an alternative to cash flow from operating activities as a measure of IRT’s liquidity.

Interest Coverage

Interest coverage is a ratio computed by dividing our Adjusted EBITDA by our interest expense.

Net Debt

Net debt, a non-GAAP financial measure, equals total debt less cash and cash equivalents. The following table provides a reconciliation of total debt to net debt.  (Dollars in thousands).

	As of
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Total debt	$911,772	$903,286	$778,442	$731,625	$764,521
Less: cash and cash equivalents	(10,896)	(10,399)	(9,985)	(10,128)	(6,271)
Total net debt	$900,876	$892,887	$768,457	$721,497	$758,250

IRT presents net debt because management believes it is a useful measure of IRT’s credit position and progress toward reducing leverage.  The calculation is limited because IRT may not always be able to use cash to repay debt on a dollar for dollar basis

Net Operating Income

IRT believes that Net Operating Income (“NOI”), a non-GAAP financial measure, is a useful measure of its operating performance. IRT defines NOI as total property revenues less total property operating expenses, excluding interest expenses, depreciation and amortization, acquisition expenses, property management expenses, and general and administrative expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same store and non-same store basis because NOI measures the core operations of property performance by excluding corporate level expenses, financing expenses, and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as an alternative measure of our financial performance.

Same Store Properties and Same Store Portfolio

IRT reviews its same store portfolio at the beginning of each calendar year.  Properties are added into the same store portfolio if they were owned at the beginning of the previous year.  Properties that are held-for-sale or have been sold are excluded from the same store portfolio.

Total Gross Assets

Total Gross Assets equals total assets plus accumulated depreciation and accumulated amortization, including fully depreciated or amortized real estate and real estate related assets.  The following table provides a reconciliation of total assets to total gross assets (Dollars in thousands).

	As of
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Total assets	$1,583,117	$1,577,879	$1,450,624	$1,405,212	$1,317,177
Plus: accumulated depreciation (a)	104,496	94,001	84,097	76,664	68,433
Plus: accumulated amortization	18,852	17,809	16,517	15,670	15,254
Total gross assets	$1,706,465	$1,689,689	$1,551,238	$1,497,546	$1,400,864
(a)	Includes previously recognized depreciation on properties that are classified as held-for-sale